Exhibit 10.1

EXCHANGE AND AMENDMENT AGREEMENT

THIS EXCHANGE AND AMENDMENT AGREEMENT (this “Agreement”) is made and entered into this as of the ___th day of March, 2009, by and among Sino Clean Energy, Inc., a Nevada corporation (the “Company”), and the undersigned Purchasers. Capitalized terms used but not defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, the Debentures and/or the Warrants (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Securities Purchase Agreement dated as of September 16, 2008 and September 19, 2008 (collectively the “Securities Purchase Agreement”), by and among the Company and the undersigned Purchasers, and the 18% Secured Convertible Debentures (the “Debentures”) and the Warrants (the “Warrants”) issued to such Purchasers pursuant thereto (collectively the “Transaction Documents”);

WHEREAS, the Conversion Price of the Debentures and the Exercise Price of the Warrants are subject to certain adjustments, as set forth in Sections 3(c) of the Debentures and in Section 10 of the Warrants;

WHEREAS, the Company has proposed that the adjustments to the Conversion Price and the Exercise Price be amended on the terms set forth below (the “Proposal”), which Proposal is acceptable to the Purchasers;

WHEREAS, certain amendments to the Transaction Documents are necessary to effectuate the Proposal; and

WHEREAS, the Company and the Purchasers signatory hereto are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales of securities afforded, inter alia, by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 under Regulation D as promulgated under the 1933 Act, Section 4(2) of the 1933 Act, and/or Rule 903 under Regulation S as promulgated under the 1933 Act;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

A.           EXCHANGE OF THE DEBENTURES AND WARRANTS. The Company and each Purchaser signatory to this Agreement hereby agree to exchange (a) such Purchaser’s outstanding Debenture for a new Debenture having the terms specified below in the principal amount of such outstanding Debenture and (b) such Purchaser’s outstanding Warrant for a new Warrant having the terms specified below for the purchase of the same number of Common Shares as provided in the outstanding Warrant. The Purchaser is not providing any other consideration for such exchange and no fees are payable to any broker in connection with such exchange.  The exchange is being made under Section 3(a)(9) of the 1933 Act.

(1)           Each new Debenture shall have the same terms as the outstanding Debenture, except follows:

(a)           The new Debenture shall contain a Section 1(a)(ix), which shall read in its entirety as follows:

“At any time while this Debenture is outstanding, the Obligor shall issue shares of Common Stock or Common Stock Equivalents, other than Non-qualifying Issuances (as such term is defined in the Purchase Agreement), entitling any Person to acquire shares of Common, at a price per share of less than $0.05.”

(b)           Section 3(c)(vii) of the new Debenture shall read in its entirety as follows:

“Except as adjusted pursuant to Section 3(c)(ii), in no event shall the Conversion Price, as adjusted pursuant to any other provisions of this Section 3, be less than $0.05. In the event of any such adjustment that would result in the Conversion Price to be less than $0.05, the Conversion Price as adjusted shall be $0.05. All calculations under this Section 3 shall be rounded up to the nearest $0.01 or whole share.”

(c)           The new Debenture shall contain a Section 17, which shall read in its entirety as follows:

“Escrow of Principal and Accrued Interest. The Company covenants and agrees that no later than 30 calendar days from the Maturity Date, the Company shall establish an escrow account with a law firm in the People’s Republic of China and shall deposit an amount of money equal to the outstanding principal balance of this Debenture and accrued interest thereof (the “Escrowed Fund”) into such escrow account as follows: fifty percent (50%) concurrently with the establishment of the escrow account, and fifty percent (50%) no later than 15 calendar days from the Maturity Date. On the Maturity Date, provided that this Debenture has not been converted into shares of Common Stock pursuant to Section 3 hereof, the Escrowed Fund shall be paid from the escrow account to the holder of this Debenture upon its surrender and cancellation to the Company. Any money in the escrow account not paid in accordance herewith shall be released back to the Company.”

(d)           The new Debenture shall contain a Section 18, which shall read in its entirety as follows:

“Option to Extend Maturity Date. For so long as this Debenture remains outstanding, the Holder shall have the option, but not the obligation, to extend the Maturity Date by up to one year. To exercise such option, the Holder shall notify the Company at least 30 calendar days prior to the Maturity Date or immediately after the Company’s filing of its quarterly report on Form 10-Q for the quarter ended September 30, 2009, whichever is later, in accordance with Section 5 hereof, and after receipt of such notice, the Company and the Holder shall exchange this Debenture for a new Debenture of substantially the same terms but reflecting the Maturity Date as extended hereby. Irrespective of the Holder’s exercise of such option, on the original Maturity Date, the Company shall pay to the Holder from the Escrowed Fund the accrued interest outstanding as of the original Maturity Date. Exercise of such option shall be deemed a waiver by the Holder of the provisions of Section 1(a)(i) hereof with respect to this Debenture.”

(e)           References to “Section 5” in Sections 1(a)(ii) and 1(a)(vi) of the new Debenture shall be stricken and replaced with “Section 6”.

The new Debenture will be deemed represented by the original Debenture as amended by this Agreement.

(2)           Each new Warrant shall have the same terms as the outstanding Warrant, except that Section 10(g) of the new Warrant shall read in its entirety as follows:

“Except as adjusted pursuant to Section 10(a) or 10(b), in no event shall the Exercise Price, as adjusted pursuant to any other provisions of this Section 10, be less than $0.05. In the event of any such adjustment that would result in the Exercise Price to be less than $0.05, the Exercise Price as adjusted shall be $0.05. Additionally, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 10(g) are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment.”

The new Warrant will be deemed represented by the original Warrant as amended by this Agreement.

(3)           Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents, or of any right, power or remedy of the Purchasers, or constitute a waiver, amendment or modification of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder, all of which (except as specified herein) remain in full force and effect.  Except as set forth herein, the Purchasers reserve all rights, remedies, powers, or privileges.

B.           CONFLICTS.  Except as expressly set forth in this Agreement, the terms and provisions of each of the Transaction Documents shall continue unmodified and in full force and effect.  In the event of any conflict between this Agreement and any one of the Transaction Documents, this Agreement shall control.

C.           GOVERNING LAW.  This Agreement shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

D.           COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile or other electronic transmission of this signed Agreement  shall be legal and binding on all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

Sino Clean Energy, Inc.

By:              _____________________________

Name:         Baowen Ren

Title:           Chief Executive Officer

PURCHASER:

__________________________________
[PURCHASER NAME]

By:           _____________________________

Name:      _____________________________

Title:        _____________________________